UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 12, 2003

BIG LOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-8897 (Commission File Number)	06-1119097 (I.R.S. Employer Identification No.)

300 Phillipi Road, P.O. Box 28512, Columbus, Ohio	43228-5311

(Address of principal executive office)	(Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Item 1.	Changes in Control of Registrant.	Not applicable

Item 2.	Acquisition or Disposition of Assets.	Not applicable

Item 3.	Bankruptcy or Receivership.	Not applicable

Item 4.	Changes in Registrant’s Certifying Accountant.	Not applicable

Item 5.	Other Events and Regulation FD Disclosure.

The Board of Directors of Big Lots, Inc. (the “Registrant”) has approved revisions to the Registrant’s Insider Trading Policy to permit its officers, directors and other insiders to enter into trading plans or arrangements for systematic trading in the Registrant’s securities pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. The Registrant has been advised that Brad A. Waite and Kent A. Larsson, both Executive Vice Presidents of the Registrant, have entered into written trading plans for selling shares in the Registrant’s securities. Their respective plans provide for trading in the Registrant’s stock and options according to individual formulas as required under the Securities and Exchange Commission’s rules, which formulas include quantities, pricing points, dates and other variables. The Registrant anticipates that, as permitted by Rule 10b5-1 and the Registrant’s Insider Trading Policy, some or all of its officers, directors and other insiders may establish similar trading plans at some date in the future.

Item 6.	Resignations of Registrant’s Directors.	Not applicable

Item 7.	Financial Statements and Exhibits.	Not applicable

Item 8.	Change in Fiscal Year.	Not applicable

Item 9.	Regulation FD Disclosure.	Not applicable

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.	Not applicable

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.	Not applicable

Item 12.	Results of Operations and Financial Condition.	Not applicable

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

By: /s/ Jeffrey G. Naylor Jeffrey G. Naylor Senior Vice President & Chief Financial Officer

Date: September 12, 2003